Exhibit 10.96

STOCK AND MEMBERSHIP INTERESTS PLEDGE AGREEMENT

This STOCK AND MEMBERSHIP INTEREST PLEDGE AGREEMENT, dated as of March 19, 2023 (as amended, supplemented, or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by VM7 Corporation, a Delaware corporation (“VM7”), and by Virland Johnson, chief executive officer, one of the directors of, and record and beneficial holder of 100 percent of the capital stock of VM7 (“Mr. Johnson”; and with VM7, collectively, the “Pledgors”), in favor of JanOne, Inc., a Nevada corporation (the “Secured Party”).

WHEREAS, on the date hereof, the Secured Party has sold all of the outstanding capital stock of ARCA Recycling, Inc., a California corporation (“ARCA California”), and of ARCA Canada Inc., an Ontario, Canada corporation (“ARCA Canada”), and all of the membership interests of Customer Connexx, LLC, a Nevada limited liability company (“Connexx”; and, with ARCA California and Connexx, collectively, the “Subsidiaries”), pursuant to a stock purchase agreement (the “SPA”) dated March 9, 2023, between VM7 and the Secured Party;

WHEREAS, the SPA provides, among other items, for VM7 to make the payments of the Contingent Price (as that term is defined in the SPA) to the Secured Party as set forth in the SPA;

WHEREAS, this Agreement is given by the Pledgors in favor of the Secured Party, to, among other reasons, secure the payments of the Contingent Price; and

WHEREAS, it is a condition to the Closing (as that term is defined in the SPA) of the transactions contemplated by the SPA that the Pledgor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Definitions.
(a)
Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.
(b)
Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.
(c)
For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in 22.

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“Event of Default” means a Payment Event of Default or a Non-payment Event of Default, in each case as provided in the SPA.

“Irrevocable Transfers” means the irrevocable stock powers or membership powers executed by VM7 in favor of the Secured Party in respect of the equity of ARCA California, ARCA Canada, or Connexx and the irrevocable stock powers of the VM7 Owners in favor of the Secured Party in respect of the equity of VM7.

“Pledged Securities” means the aggregate of the Subsidiary Pledged Securities and the VM7 Pledged Securities.

“Proceeds” means “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon, or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in 33.

“Subsidiary Pledged Securities” means the aggregate of the shares of capital stock of ARCA California and ARA Canada and the membership interests of Connexx, as described in Schedule 1 hereto and issued by the issuers named therein, and the certificates, instruments, and agreements representing the Subsidiary Pledged Securities and includes any securities or other interests, howsoever evidenced or denominated, received by VM7 in exchange for or as a dividend or distribution on or otherwise received in respect of the Subsidiary Pledged Securities.

“VM7 Pledged Securities” means the aggregate of the shares of capital stock of VM7, as described in Schedule 1 hereto and issued by VM7, and the certificates, instruments, and agreements representing the VM7 Pledged Securities and includes any securities or other interests, howsoever evidenced or denominated, received by the holders thereof in exchange for or as a dividend or distribution on or otherwise received in respect of the VM7 Pledged Securities.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Nevada or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2.
Pledge. Each Pledgor hereby pledges, assigns, and grants to the Secured Party, and hereby creates a continuing first priority lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising, or acquired (collectively, the “Collateral”):
(a)
the Pledged Securities; and
(b)
all Proceeds and products of the foregoing.

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3.
Secured Obligations. The Collateral secures the due and prompt payment and performance of the obligations of VM7 from time to time arising under or in connection with the SPA, including, but not limited to, the due and prompt payments of the Contingent Price, as defined in the SPA (the “Secured Obligations”).
4.
Perfection of Pledge. Each Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, without the signature of the Pledgor where permitted by law. Each Pledgor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request. Further, as of the date of this Agreement, each Pledgor, as relevant, has tendered to the Secured Party the certificates that represent all of the Pledged Securities.
5.
Representations and Warranties. The Pledgor represent and warrant, jointly and severally, as follows:
(a)
At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Pledgor will be the sole, direct, legal, and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option, or right of others, respectively, except for the security interest created by this Agreement.
(b)
The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.
(c)
This Agreement has been duly authorized, executed, and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).
6.
Dividends and Voting Rights; Compensation Paid to Virland Johnson.
(a)
The Secured Party agrees that, unless an Event of Default shall have occurred and be continuing, (i) VM7 may, to the extent it has such right as a holder of the Subsidiary Pledged Securities, vote and give consents, ratifications, and waivers with respect thereto, except as such vote, consent, ratification, and waiver may denigrate any of the rights and privileges of the Secured Party under the SPA, this Agreement, or any other agreement entered by or on behalf of the Secured Party in respect of the transactions contemplated by the SPA or this Agreement and (ii) Mr. Johnson may vote and give consents, ratifications, and waivers with respect thereto, except as such vote, consent, ratification, and waiver may denigrate any of the rights and privileges of the Secured Party under the SPA, this Agreement, or any other agreement entered by or on behalf of the Secured Party in respect of the transactions contemplated by the SPA or this Agreement.

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(b)
The Secured Party agrees that VM7 may, unless an Event of Default shall have occurred and be continuing, receive and retain all dividends and other distributions with respect to the Subsidiary Pledged Securities; however, during the pendency of this Agreement, under no circumstances may the Secured Party declare or pay any dividends or make any distributions of any of its property. Mr. Johnson acknowledges and agrees that under no circumstances may VM7 declare or pay any dividends or make any distributions of any of its property unless approved in writing by the Secured Party.
(c)
Notwithstanding anything in this Section 6 to the contrary, VM7 will not cause or permit any of the Subsidiaries to distribute any sums to VM7 as the stockholder or member of a Subsidiary except for:
(i)
All sums required for the payment of any income, franchise, and other taxes of a similar nature on account of the business operations and investments of VM7 and the Subsidiaries and to pay estimated payments of such taxes as required by law; and
(ii)
Such other distributions as authorized by VM7 or the Subsidiaries provided the conditions of VM7 and the Subsidiaries set forth in Schedule 3 exist at the time of the payment of such distribution.
(d)
The compensation paid to Mr. Johnson by VM7 or the Subsidiaries in the aggregate will not exceed the amounts set forth in Schedule 4.
(e)
Notwithstanding any limitations on distributions by any of VM7 or the Subsidiaries set forth herein, the Secured Party acknowledges and agrees that Mr. Johnson may, at any time and from time to time, tender up to an aggregate of $600,000 to Mark Szafranowski and Jianne Demeroutis, which sum constitutes funds that Mr. Johnson borrowed from such individuals in two private transactions in preparation for closing of the transactions contemplated by the SPA and which funds do not constitute either equity in VM7 or any of the Subsidiaries or obligations thereof.
7.
Further Assurances.
(a)
Each Pledgor agrees that, at any time and from time to time, at the sole expense of the Pledgors, each Pledgor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, in order to create and/or maintain the validity, perfection, or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.
(b)
No Pledgor will, without providing at least 30 days’ prior written notice to the Secured Party, change his or its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business, his principal place of residence, his Social Security Number, or its Federal Taxpayer Identification Number or organizational identification number.
8.
Pledgors’ Covenants.

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(a)
VM7 will elect for its board of directors and for the Subsidiaries’ boards of directors or managers, those persons or designees as provided in Schedule 2 hereto.
(b)
No Pledgor will and will cause any Subsidiary to participate in a merger, sale of substantially all a material portion of its assets and will not engage in a product line or line of business addition, abandonment or change without the consent of the Secured Party as long as the security interest herein provided continues. Each Pledgor will seek and receive such consent, if at all, from the single natural person appointed for such person by the Secured Party. If during such period, the Secured Party fails to appoint such person or replacement because of a vacancy after appointing such person, the Secured Party shall be deemed to have waived the terms of this section.
9.
Transfers and Other Liens. Each Pledgor agrees that he or it will not sell, offer to sell, dispose of, convey, assign, or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit, or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance, or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein.
10.
Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve any Pledgor from the performance of any obligation on each Pledgor’s part to be performed or observed in respect of any of the Collateral.
11.
Remedies Upon Event of Default.
(a)
If any Event of Default shall have occurred and be continuing, the Secured Party may, without any other notice to or demand upon any Pledgor, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase, or otherwise retain, liquidate, or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to each relevant Pledgor at his or its notice address as provided in 713 ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its sole and absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in

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a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee, or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned, or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Pledgor waives all claims, damages, and demands he or it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Each Pledgor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.
(b)
If any Event of Default shall have occurred and be continuing, all rights of each Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a) and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 6(b), shall immediately cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral.
(c)
If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the relevant Pledgor or to whomsoever may be lawfully entitled to receive such surplus. Each Pledgor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

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(d)
If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, each Pledgor agrees that, upon request of the Secured Party, each Pledgor will do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.
(e)
Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, the Irrevocable Transfers (in the form attached hereto as Exhibit 1) shall immediately vest without any further act by any Pledgor and the Secured Party, subject only to the Secured Party’s one-time waiver of such vesting for such Event of Default. Upon an Event of Default, subject to any waiver by the Secured Party, any funds previously tendered by or on behalf of VM7 to the Secured Party pursuant to VM7’s obligations under the SPA or this Agreement shall be deemed solely to be contributions to the capital of the Secured Party.
12.
No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to 712), delay, indulgence, omission, or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.
13.
Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated, or waived, and no consent to any departure by any Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and each Pledgor, and then such amendment, modification, supplement, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which made or given.
14.
Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the SPA, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.
15.
Continuing Security Interest; Further Actions. This Agreement shall create a continuing first priority lien and security interest in the Collateral and shall (a) subject to 815, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon each Pledgor, his or its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees, and assigns; provided that no Pledgor may not assign or otherwise transfer any of his or its rights or obligations under this Agreement without the prior written consent of the Secured Party.
16.
Termination; Release. On the date on which all the Secured Obligations have been paid and performed in full, the Secured Party will: (a) duly assign, transfer, and deliver to or at the direction of each relevant Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and

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deliver to each relevant Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.
17.
Governing Law; Jurisdiction. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Nevada in each case located in the City of Las Vegas and County of Clark, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.
18.
Counterparts. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VM7 CORPORATION, as Pledgor

By: _____________________

Name: Virland Johnson

Title: Chief Executive Officer

Address for Notices:

________________________

________________________

________________________

VIRLAND JOHNSON, an individual, as Pledgor

Address for Notices:

________________________

________________________

Address for Notices:

________________________

________________________

JANONE INC., as Secured Party
By: _____________________ Name: Tony Isaac Title: Chief Executive Officer Address for Notices: 325 E. Warm Springs Road, Suite 102 Las Vegas, Nevada 89119

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Schedule 1

PLEDGED SECURITIES

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SCHEDULE 2

DIRECTOR ELECTIONS AND APPOINTMENTS

1.
The Board of Directors of VM7 will be Virland Johnson, Michelle Cooper, and Aaron Johnson.
2.
The Board of Directors of ARCA California will be Virland Johnson, Michelle Cooper, and Tony Isaac (or another individual designated by the Secured Party).
3.
The Board of Directors of ARCA Canada will be Virland Johnson, Dominic Musco, Rachel Holmes, Michelle Cooper.
4.
The Board of Managers of Connexx will be Virland Johnson (the managing member), Michelle Cooper, and Tony Isaac (or another individual designated by the Secured Party).
5.
Under no circumstances, can Tony Isaac (or another individual designated by the Secured Party) be removed from the Board of Directors or the Board of Managers, as relevant, or not appointed to each committed thereof without the prior written approval of the Secured Party (which may be withheld, delayed, denied, or conditioned in the sole and absolute discretion of the Secured Party) unless and until all of VM7’s obligations under the SPA have been fully satisfied.
6.
Each non-employee member of a Board of Directors or a Board of Managers, as appropriate, may receive fees not to exceed $1,500 per month in the aggregate no matter on how many of such Boards such non-employee director/manager then serves.

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SCHEDULE 3

CONDITIONS FOR PAYMENT OF DISTRIBUTIONS

•
In conformity with US GAAP, VM7’s Consolidated Equity must be at least $5,000,000 and remain so immediately following the payment of each such distribution
•
VM7’s Consolidated Trailing twelve-month EBITDA must be at least $5M (the raw data to be derived from US GAAP-compliant information on VM7’s financial statements)
•
VM7’s Consolidated Working capital must be at least $3,000,000 (the raw data to be derived from US GAAP-compliant information on VM7’s financial statements) and remain so immediately following the payment of each such distribution
•
All Loans of each of VM7 and each of the Subsidiaries are current and not in default and will remain current and not in default remain immediately following the payment of each such distribution
•
VM7 is not in default of any of its obligations to the Secured Party under the SPA, this Agreement, or any other agreement entered by or on behalf of the Secured Party in respect of the transactions contemplated by the SPA or this Agreement
•
All other financial obligations to Secured Party are current and not in default and will remain current and not in default remain immediately following the payment of each such distribution

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SCHEDULE 4

VIRLAND JOHNSON COMPENSATION

For the Period April 15, 2023, to December 31, 2023	$400,000 (annualized)
For Calendar Years Thereafter (per annum)	1% of the prior calendar year’s reported gross revenues (calculated in the same manner as the Contingent Price is calculated).

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EXHIBIT 1

FORM OF IRREVOCABLE TRANSFER

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